Exhibit 4.1

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                        AMERICAN NATIONAL BANKSHARES INC.


         1.       Name. The name of the Corporation is

                        AMERICAN NATIONAL BANKSHARES INC.

         2. Purpose. The purpose of the Corporation is to transact any or all lawful business not required to be specifically stated in these Articles of Incorporation for which corporations may be incorporated under the Virginia Stock Corporation Act.

         3. Authorized Stock. The Corporation shall have authority to issue 200,000 shares of Preferred Stock, par value $5 per share, and 10,000,000 shares of Common Stock, par value $1 per share.

                  A. Preferred Stock. Authority is expressly vested in the Board of Directors to divide the Preferred Stock into series and, within the following limitations, to fix and determine the relative rights and preferences of the shares of any series so established and to provide for the issuance thereof. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. All shares of Preferred Stock shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

                           (i) The rate of dividend, the time of payment and the
                  dates from which dividends shall be cumulative, and the extent of participation rights, if any;

                           (ii) Any right to vote with  holders of shares of any
                  other series or class and any right to vote as a class, either generally or as a condition to specified corporate action;

                           (iii) The price at and the  terms and  conditions  on
                  which shares may be redeemed;

                           (iv) The amount payable upon shares in event of involuntary liquidation;

                           (v) The  amount  payable  upon  shares  in  event  of
                  voluntary liquidation;

                           (vi) Sinking fund  provisions  for the  redemption or
                  purchase of shares; and



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                           (vii) The terms and conditions on which shares may be
                  converted, if the shares of any series are issued with the privilege of conversion.

                  Prior to the issuance of any shares of a series of Preferred Stock, the Board of Directors shall establish such series by adopting a resolution setting forth the designation and number of shares of the series and the relative rights and preferences thereof to the extent that variations are permitted by the provisions hereof.

                  All series of Preferred Stock shall rank on a parity as to dividends and assets with all other series according to the respective dividend rates and mounts distributable upon any voluntary or involuntary liquidation of the Corporation fixed for each such series and without preference or priority of any series over any other series; but all shares of Preferred Stock shall be preferred over shares of Common Stock as to both dividends and mounts distributable upon any voluntary or involuntary liquidation of the Corporation. All shares of any one series shall be identical.

                  B. Common Stock. The holders of Common Stock shall, to the exclusion of the holders of any other class of stock of the Corporation, have the sole and full power to vote for the election of directors and for all other purposes without limitation except only (i) as otherwise provided in the certificate of serial designation for a particular series of Preferred Stock, and (ii) as otherwise expressly provided by the then existing statutes of Virginia. The holders of Common Stock shall have one vote for each share of Common Stock held by them.

         Subject to the provisions of articles of serial designation for each series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive dividends if, when and as declared by the Board of Directors out of funds legally available therefor and to the net assets remaining after payment of all liabilities upon any voluntary or involuntary liquidation of the Corporation.

         4. Preemptive Rights. Stockholders of the Corporation shall not have the preemptive right to acquire unissued shares of any class of the Corporation.

         5. Cumulative Voting. Stockholders of the Corporation shall not have cumulative voting rights.

         6.       A.       To  the  full   extent   that  the   Virginia   Stock
Corporation Act, as it exists on the date hereof or may hereafter be mended, permits the limitation or elimination of the liability of directors or officers, a Director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages.

                  B. To the full extent permitted and in the manner prescribed by the Virginia Stock Corporation Act and any other applicable law, the Corporation shall indemnify a Director or officer of the Corporation who is


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or was a party to any  proceeding by reason of the fact that he is or was such a
Director or officer or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested Directors, to contract in advance to indemnify any Director or officer.

                  C. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested Directors, to cause the Corporation to indemnify or contract in advance to indemnify any person not specified in Section B of this Article who was or is a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in Section B.

                  D. The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against or incurred by such person in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.

                  E. In the event there has been a change in the composition of a majority of the Board of Directors alter the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to Section A of this Article 6 shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee. If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominees shall select such special legal counsel.

                  F. The provisions of this Article 6 shall be applicable to all actions, claims, suits, or proceedings commenced after the adoption hereof, whether arising from any action taken or failure to act before or after such adoption. No amendment, modification, or repeal of this Article shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue, or matter in any then pending or subsequent proceeding that is based in any material respect or any alleged action or failure to act prior to such amendment, modification, or repeal.



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                  G.  Reference  herein to Directors,  officers,  employees,  or agents shall include former Directors, officers, employees, and agents and their respective heirs, executors, and administrators.

         7. Registered Office. The Corporation's initial registered office shall be located in the City of Danville at 628 Main Street, Danville, Virginia 24541. The Corporation's initial registered agent shall be Charles H. Majors, whose address is the same as the Corporation's registered office and who is a resident of Virginia and a member of the Virginia State Bar.

         8. Directors. The number of Directors shall be as stated in the Corporation's bylaws but the number of directors set forth in the bylaws cannot be increased by more than two during any 12-month period except by the affirmative vote of holders of 80% of all shares of voting stock of the Corporation. In the absence of a bylaw, the number of Directors shall be three. The Corporation's initial Board of Directors shall consist of three individuals whose names and addresses are as follows:

       Name                                 Address
       ----                                 -------

       James A. Motley                      175 Acorn Lane
                                            Danville, Virginia 24541

       E. Budge Kent, Jr.                   292 Dogwood Drive
                                            Danville, Virginia 24541

       Charles H. Majors                    415 Chadwyck Drive
                                            Danville, Virginia 24541

Commencing with the 1984 Annual Meeting of Stockholders, the Board of Directors shall be divided into three classes -- Class I, Class II and Class III -- as nearly equal in number as possible. At the 1984 Annual Meeting of Stockholders, directors of the first class (Class I) shall be elected to hold office for a term expiring at the 1985 Annual Meeting of Stockholders; directors of the second class (Class II) shall be elected to hold office for a term expiring at the 1986 Annual Meeting of Stockholders; and directors of the third class (Class
III) shall be elected to hold office for a term expiring at the 1987 Annual Meeting of Stockholders. At each annual meeting of stockholders after 1984, the successors to the class of directors whose term shall then expire shall be identified as being of the same class as the directors they succeed and elected to hold office for a term expiring at the third succeeding annual meeting of stockholders. When the number of directors is changed, any newly-created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.

         Subject to the rights of the holders of any series of Preferred Stock then outstanding, any vacancy occurring in the Board of Directors, including a vacancy resulting in an increase by not more than two in the number of


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directors,  may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, and directors so.chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director may be removed, with or without cause, but only by the affirmative vote of the holders of at least 80% of the outstanding shares of Common Stock.

         9. Voting Requirements for Certain Business Combinations. (1) The affirmative vote of the holders of 80% of all shares of stock of the Corporation entitled to vote on any business combination (as hereinafter defined) considered for the purposes of this Article 9 as one class (herein called "voting stock"), shall be required for the adoption or authorization of such business.combination with any other entity (as hereinafter defined) if, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon, such other entity is the beneficial owner, directly or indirectly, of more than 25% of the voting stock of the Corporation; provided that such 80% voting requirement shall not be applicable if:

                  (a) The cash, or fair market value of the property, securities or other consideration to be received per share by common stockholders of the Corporation in such business combination:

                           (i) is not less  than the  highest  per  share  price
                  (including brokerage commissions and/or soliciting dealers' fees) paid by such other entity in acquiring any of its holdings of the Corporation's Common Stock;

                           (ii) bears the same or a greater percentage relationship to the market price of the Corporation's Common Stock immediately prior to the public announcement of such business combination as the highest per share price (including brokerage commissions and/or soliciting dealers' fees) that such other entity has theretofore paid for any of the shares of the Corporation's Common Stock already owned by it bears to the market price of the Common Stock of the Corporation immediately prior to the public announcement or commencement of the tender offer or market acquisition of the Corporation's Common Stock by such other entity; and

                           (iii) if the  public  announcement  of such  business
                  combination occurs more than one year after the transaction which resulted in such other entity having a 25% interest, is not less than the earnings per share of Common Stock of the Corporation for the four full consecutive fiscal quarters immediately preceding the record date for solicitation of votes on such business combination, multiplied by the price-earnings multiple represented by the price referred to in paragraph (i) in relation to the earnings per share of Common Stock of the

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                  Corporation  for the four  full  consecutive  fiscal  quarters immediately preceding the transaction which resulted in such other entity having a 25% interest;

                  (b) After such other entity has acquired a 25% interest and prior to the consummation of such business combination:

                           (i) the  Corporation's  Board of Directors shall have
                  included at all times representation by continuing director(s) (as hereinafter defined) proportionate to the voting stock of the Corporation not held by such other entity (with a continuing director to occupy any resulting fractional board position);

                           (ii) such other  entity  shall not have  acquired any
                  newly issued or treasury shares of stock, directly or indirectly, from the Corporation (except upon conversion of convertible securities acquired by it prior to obtaining a 25% interest or as a result of a pro rata stock dividend or stock split); and

                           (iii) such other entity  shall not have  acquired any
                  additional shares of the Corporation's outstanding Common Stock or securities convertible into Common Stock except as a part of the transaction which results in such other entity having a 25% interest;

                  (c)      Such other entity shall not have:

                           (i) received the benefit, directly or indirectly (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance provided by the Corporation, or

                           (ii) made any major change in the Corporation's business or capital structure without the unanimous approval of the directors, in either case prior to the consummation of such business combination; and

                  (d) A proxy statement responsive to the requirements of the Securities Exchange Act of 1934 shall be mailed to public stockholders of the Corporation for the purpose of soliciting stockholder approval of such business combination and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the business combination which the continuing directors, or any of them, may choose to state and, if deemed advisable by a majority of the continuing directors, an opinion of a reputable investment banking firm as to the fairness (or not) of the terms of such business combination, from the point of view of the remaining public stockholders of the Corporation (such investment banking firm to be selected by a majority of the continuing directors and to be paid a reasonable fee for its services by the Corporation upon receipt of such opinion).


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         The  provisions  of this  Article  9 shall  also  apply  to a  business combination with any other entity which at any time has been the beneficial owner, directly or indirectly, of more than 25% of the outstanding shares of voting stock of the Corporation, notwithstanding the fact that such other entity has reduced its shareholdings below 25% if, as the record date for the determination of stockholders entitled to notice of and to vote on the business combination, such other entity is an "affiliate" of the Corporation (as herder defined).

                  (2)      For the purposes of this Article 9,

                  (a) the term "other entity" shall include any corporation, person or other entity and other entity with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of stock of the Corporation, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on January 1, 1984, together with the successors and assigns of such persons in any transaction or series of transactions not involving a public offering of the Corporation's stock within the meaning of the Securities Act of 1933;

                  (b) another entity shall be deemed to be the beneficial owner of any shares of stock of the Corporation which the other entity (as defined above) has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise;

                  (c) the outstanding shares of any class of stock of the Corporation shall be deemed to include shares deemed owned through application of clause (b) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion fights, warrants or options or otherwise;

                  (d) the term "business combination" shall include (i) any merger or consolidation of the Corporation or any Subsidiary with or into any other entity; (ii) any statutory stock exchange for cash, property, securities or obligations of any other entity; (iii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all of the property and assets of the Corporation or any Subsidiary to any other entity, (iv) the issuance or transfer by the Corporation or any Subsidiary of any securities having an aggregate fair market value greater than $1,000,000; (v) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation; or (vi) any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries, or any other transaction which has the effect, directly or indirectly, of increasing the proportion of any class of securities of the Corporation or any Subsidiary directly or indirectly owned by any other entity who, prior to such transaction, owned 00% of the voting stock of the Corporation;

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                  (e) the team "continuing director" shall mean a person who was a member of the Board of Directors of the Corporation prior to the time that such other entity acquired in excess of 25% of the voting stock of the Corporation, or a person designated (whether before or after election as a director) to be a continuing director by a majority of continuing directors;

                  (f) the "fair market value" of property, securities or other consideration shall be as determined in good faith by the Board of Directors of the Corporation and concurred in by a majority of continuing directors;

                  (g) in the event of a business combination in which the Corporation is the surviving corporation, the term "other consideration to be received" as used in paragraph 9(a) shall mean Common Stock of the Corporation retained by its existing public stockholders;

                  (h) a "Subsidiary" is any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation.

                  (3) A majority of the continuing directors shall have the power and duty to determine for the purposes of this Article 9, on the basis of information known to them, whether (a) such other entity beneficially owns more than 25% of the outstanding shares of voting stock of the Corporation, (b) another entity is an "affiliate" or "associate" of another, (c) another entity has an agreement, arrangement or understanding with another, or (d) the assets being acquired by the Corporation, or any subsidiary thereof; have an aggregate fair market value of less than $1,000,000.

                  (4) Nothing contained in this Article 9 shall be construed to relieve any other entity from any fiduciary obligation imposed by law. The voting requirements of this Article 9 shall be in addition to the voting requirements imposed by law or other provisions of these Articles of Incorporation in favor of certain classes of stock.

         10. Voting Requirements for Certain Amendments. No amendment to the Articles of Incorporation of the Corporation shall change, repeal or make inoperative any of the provisions of Article 5, Article 8 or Article 9, unless such amendment receives the affirmative vote of the holders of 80% of all shares of voting stock of the Corporation, provided that this Article 10 shall not apply to, and such 80% vote shall not be required for, any such amendment unanimously recommended to the stockholders by the Board of Directors of the Corporation (a) at a time when no other entity beneficially owns or to the knowledge of any director proposes to acquire 25% or more of the Corporation's voting stock, or (b) if all such directors are "continuing directors" within the meaning of paragraph (2) of Article 9.

         11. Voting Requirements for Certain Other Amendments. Except as expressly otherwise required in these Articles of Incorporation, an amendment or


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restatement of these Articles other than an amendment or restatement that amends or affects the shareholder vote required by the Virginia Stock Corporation Act to approve a merger, statutory share exchange, sale of all or substantially all of the Corporation's assets or the dissolution of the Corporation shall be approved by a majority of the votes entitled to be cast by each voting group that is entitled to vote on the matter.





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